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                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


MONSANTO COMPANY:

We consent to the incorporation by reference in this Registration Statement of Monsanto Company on Form S-8 of our reports dated February 28, 1997 (September 1, 1997 as to the effects of the spin-off described in the note on pages 24 and 25), appearing in your December 5, 1997 Form 8-K current report and our report dated February 28, 1997, appearing in your annual report on Form 10-K for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP


Saint Louis, Missouri
January 30, 1998